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                              SETTLEMENT AGREEMENT

     This Settlement Agreement, entered into and effective as of June 30, 1996 (the "Effective Date") is between Cobe Laboratories, Inc. ("Cobe") and Avecor Cardiovascular, Inc. ("Avecor").

     WHEREAS, Cobe and Avecor are parties to the lawsuit in the United States District Court for the District of Colorado, captioned COBE LABORATORIES, INC.
V. AVECOR CARDIOVASCULAR, INC., Case No. 95-WY-2284-CB (the "Lawsuit"); and

     WHEREAS, Cobe and Avecor entered into the Binding Term Sheet having an effective date of June 30, 1996, which provides that Cobe and Avecor shall each grant a license to the other (the "Licenses") and shall enter into a settlement agreement, said Licenses and settlement agreement to be in accord with the Binding Term Sheet.

     NOW, THEREFORE, in consideration of the settlement, including without limitation the releases, dismissal of the lawsuit and payments, and the Licenses, the receipt and adequacy of which are hereby acknowledged by both parties, Cobe and Avecor agree as follows:

     1.   ENFORCEMENT OF COBE PATENTS.

     (a) For the five year period beginning on August 6, 1996, Cobe may actively prosecute patent enforcement litigation under one or more of Cobe Patents (at least under the '490 patent) against a Significant Manufacturer having at least a two and one-half percent (2 1/2%) share of sales in the United States of integrated microporous membrane oxygenators with hard shell venous reservoirs disposed above the membrane. Cobe shall be deemed to be actively prosecuting enforcement if no more than 180 days lapses between settlement (or license) or final adjudication of one case with one Significant Manufacturer and the settlement (or license), or filing and service of a complaint in a subsequent case with another Significant Manufacturer. For the purpose of satisfying enforcement under this paragraph 1(a), such settlement (or license) shall require reasonable consideration. Notwithstanding anything to the contrary, if a complaint is not filed and served during the first 12 months following August 6, 1996, Cobe shall be deemed to have satisfied the foregoing requirements only if Cobe has settled (or licensed) by August 6, 1997 with at least two un-Affiliated Significant Manufacturers with reasonable consideration from each.

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     (b)  Cobe may, as an alternative to actively prosecuting enforcement under paragraph 1(a), bring under license of the '490 Patent at least 50% of the sales in the United States with respect to the calendar year preceeding each anniversary date of August 6 of integrated microporous membrane oxygenators with hard shell venous reservoirs disposed above the membrane by all manufacturers other than Cobe. Such license, for the purpose of the payments under paragraph 2, shall require reasonable consideration for the license.

     (c) The parties shall meet in June of 1997 through 2001 and cooperate to determine by August 6 of each such year whether Cobe has actively prosecuted such enforcement as provided in paragraph 1(a) or brought the specified level of sales under license pursuant to paragraph 1(b) for the prior calendar year. If the parties fail to agree by August 6 of any such year, and at the request of either party, the determination shall be made by arbitration in accordance with the provisions of paragraph 7. The arbitrator may use a market consultant to assist in making the determination. Market share information furnished by either party shall be held in confidence and may be used only for the purposes of making any determination required by this paragraph.

     (d) Nothing herein shall be deemed to constitute Avecor's inducement to Cobe to commence any lawsuits, to take any position with respect to such lawsuits or bring any manufacturer under license. All decisions concerning whether or not to commence litigation, the claims to be asserted, and the existence of sufficient legal and factual justification for such claims, or licensing shall rest solely with Cobe.

     2.   PAYMENTS.

     (a) As also set forth in the Licenses, in consideration of the settlement, including without limitation the releases, dismissal of the lawsuit and the Licenses, and of Cobe's active prosecution of enforcement or licensing as set forth in paragraph 1, the parties shall make the following payments:
(i) within five (5) days of August 6, 1996, Avecor shall pay Cobe $1.4M and Cobe shall pay Avecor $0.3M; and (ii) provided that Cobe has satisfied the conditions of paragraph 1(a) or 1(b) as of August 6, 1997, Avecor shall pay Cobe $1.1M within five days after that date.

     (b) As also set forth in the Licenses, the value of the Cobe License shall be deemed to abate if neither of the conditions described in paragraphs 1(a) and 1(b) are met as of August 6 of any year (unless the '490 Patent has expired, other than by voluntary abandonment, lapsing or disclaimer) (the "Abatement Event"). If the Abatement Event occurs as of August 6, 1997, Avecor shall not be obligated

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to make the August 6, 1997, payment, as explained above. If the Abatement
Event occurs as of August 6, 1998, Cobe shall promptly refund $880,000 of such payment; and thereafter, $660,000 if the Abatement Event occurs as of August 6, 1999, $440,000 as of August 6, 2000, and $220,000 as of August 6,
2001. If any payment is withheld or required to be refunded because of an Abatement Event, Cobe shall have no further obligations under this paragraph 2(b).

     3. STAY; VACATION OF TRIAL DATES AND DISMISSAL OF LAWSUIT. On July 18, 1996, the parties, by their counsel, filed with the Court in the Lawsuit a joint motion for a stay pending execution of this Settlement Agreement and the Licenses, and for the vacation of the trial date presently set in this case and the vacation of such other dates as may have been fixed by the Court for proceedings in connection with the Lawsuit. Promptly after the execution of this Settlement Agreement and the Licenses, the parties shall also execute and file with the Court a stipulation providing for the dismissal with prejudice of the Lawsuit. Each party shall bear its own attorneys' fees and costs arising out of the Lawsuit. Costs, if any, for filings in the Lawsuit pursuant to this Settlement Agreement shall be borne equally by the parties.

     4.   RELEASE AND COVENANT NOT TO SUE.

     (a) NO ADMISSION OF LIABILITY. This Settlement Agreement and the Licenses shall not be construed as an admission of liability by either party with respect to the other party's patents or otherwise and is being entered into by the parties for the purposes of obviating the need for costly and lengthy litigation or other dispute resolution proceedings.

     (b) COBE RELEASE OF CLAIMS. Cobe, on behalf of itself and its Affiliates, including but not limited to Gambro AB and the Affiliates of Gambro AB, does hereby release and fully discharge Avecor, its shareholders, directors, officers, Affiliates, sublicensees under the Licenses, employees, agents, advisors, customers, distributors and representatives (collectively, the "Avecor Releasees"), from and against any and all actions, causes of action, suits, damages (including attorneys' fees), judgments, claims, counterclaims or crossclaims whatsoever, known or unknown, in law or in equity, which Cobe and/or its Affiliates and/or its sublicensees under the Licenses, now have or may have or claimed to have or later claim to have against the Avecor Releasees, or any of them, individually, jointly, or severally, which:

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          (i)  are claims under Title 35 U.S.C. (Patents), SectionSection 100-
399, arising from or relating to the past or future manufacture, use or sale of any and all oxygenator products of the type manufactured and sold by Avecor on or before the date hereof; or

          (ii) were asserted in the Lawsuit; or

          (iii) as to all claims other than patent infringement claims, could have been brought in the Lawsuit.

     Cobe represents and warrants that it is duly authorized to enter into this Release of Claims on behalf of itself and its Affiliates, and Gambro AB and its Affiliates.

     (c) AVECOR RELEASE OF CLAIMS. Avecor, on behalf of itself and its Affiliates, does hereby release and fully discharge Cobe, its shareholders, directors, officers, Affiliates, sublicensees under the Licenses, employees, agents, advisors, customers, distributors and representatives (collectively, the "Cobe Releasees"), from and against any and all actions, causes of action, suits, damages (including attorneys' fees), judgments, claims, counterclaims and crossclaims whatsoever, known or unknown, in law or in equity, which Avecor and/or its Affiliates and/or its sublicensees under the Licenses, now have or may have or claimed to have or later claim to have against the Cobe Releasees, or any of them, individually, jointly, or severally, which:

          (i) are claims under Title 35 U.S.C. (Patents), SectionSection 100-399, arising from or relating to the past or future manufacture, use or sale of any and all oxygenator products of the type manufactured and sold by Cobe or Cobe Cardiovascular, Inc. on or before the date hereof; or

          (ii) were asserted in the Lawsuit; or

          (iii) as to all claims other than patent infringement claims, could have been asserted in the Lawsuit.

     Avecor represents and warrants that it is duly authorized to enter into this Release of Claims on behalf of itself and its Affiliates.

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     (d)  Avecor, on behalf of itself and its Affiliates covenants and agrees not to sue Cobe, its shareholders, directors, officers, Affiliates, sublicensees under the Licenses, employees, agents, advisors, purchasers, customers, distributors and/or representatives for any matter, thing, claim, or cause of action which is the subject of the Avecor Release of Claims set forth above. Cobe, on behalf of itself and its Affiliates, including Gambro AB and its Affiliates, covenants and agrees not to sue Avecor, its shareholders, directors, officers, sublicensees under the Licenses, employees, agents, advisors, purchasers, customers, distributors and/or representatives for any matter, thing, claims, or cause of action which is the subject of the Cobe Release of Claims set forth above. Both Avecor and Cobe represent to each other that they are duly authorized to enter into this covenant not to sue on behalf of their respective Affiliates including, as to Cobe, Gambro AB and its Affiliates.

     5. CONFIDENTIALITY. Within 15 days following the execution of the Settlement Agreement and the Licenses, (i) the parties shall comply with paragraph 22 of the Stipulated Protective Order Regarding Confidential Information ("Protective Order") and shall certify their compliance with their obligations pursuant to that paragraph, and (ii) each party shall return to the other all copies of documents produced to it by the other party in the Lawsuit (provided, that each party may retain any printed and publicly distributed publications and patent documents), and all copies of transcripts, audiotapes and videotapes of depositions taken by the party in the Lawsuit which are in the possession or control of the party, its attorneys, witnesses or agents. Pursuant to paragraph 20 of the Protective Order, the parties, and other persons bound thereto shall continue to be obligated not to disclose Restricted Information except as permitted by the Protective Order. Nothing herein shall be construed to limit the right of any attorneys to practice law and to represent other clients with respect to any matter related to blood oxygenator devices and related products, and/or the Cobe or Avecor Patents.

     6. ARBITRATION. Any dispute between the parties with respect to this Settlement Agreement or arising out of this Settlement Agreement and the Licenses shall be resolved by binding arbitration. All arbitrations shall be held in Chicago, Illinois and conducted in accordance with the American Arbitration Association Commercial Arbitration Rules in effect as of August 6, 1996. The decisions of the arbitrator shall be final and unappealable by the parties, and may be entered in and enforced by any court of competent jurisdiction. The parties further agree that the arbitration shall be conducted by a single arbitrator who shall be independent of both parties and shall be a lawyer at least 50% of whose practice is in the field of patent litigation and licensing. Arbitration pursuant to this Settlement Agreement or the Licenses shall be completed and a decision rendered

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within 90 days of the appointment of the arbitrator in accordance with arbitration rules in effect.

     7. AFFILIATES. For the purposes of this agreement, "Affiliate" shall mean any partnership, person, corporation or other limited liability company which, directly or indirectly, owns, is owned by, or is under common ownership with, Avecor, Cobe or Gambro AB, where "owns" and "ownership" mean owning at least fifty-one percent (51%) of the equity having the power to vote on or direct the affairs thereof.

     8.   BREACH OF CONTRACT.

     (a) The licenses granted in the Licenses shall be irrevocable. In the event of a breach of this Settlement Agreement or any of the Licenses, the remedy available to the other party shall be strict performance and/or monetary damages as set forth in any of the foregoing paragraphs or as is available under contract law (other than revocation of the Licenses). The Licenses shall remain in full force and effect notwithstanding any breach or any award of monetary damages.

     (b) In the event of a breach of this Settlement Agreement, the nonbreaching party shall provide written notice to the breaching party, whereupon the breaching party shall have 60 days to cure the breach. In the event the breach is not cured within 60 days, the nonbreaching party may initiate arbitration under paragraph 6 of this Settlement Agreement any time within 90 days of the expiration of said 60 day period.

     9.   GENERAL PROVISIONS.

     (a) RELATIONSHIP OF PARTIES. Nothing contained in this Settlement Agreement shall be construed to constitute any party as the partner, employee, representative, or agent of, or joint venturer with, the other party, nor shall any party have any authority to bind the other in any respect, it being intended that the relationship between parties hereunder is that of independent contractors with each party being responsible only for its own actions.

     (b) AMENDMENTS AND WAIVER. No amendment, waiver or consent with respect to any provision of this Settlement Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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     (c)  NOTICES.  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, postage prepaid and receipt requested, or by facsimile, to the following addresses or to such other addresses as a party may notify the other in writing:

     (i)  If to Cobe:    Cobe Laboratories, Inc.
                         14401 West 65th Way
                         Arvada, Colorado 80004
                         Attention:  Managing Patent Counsel
                         Telephone:  (303) 467-6351
                         Facsimile:  (303) 467-6688

     (ii) If to Avecor:  Avecor Cardiovascular, Inc.
                         13010 County RD 6
                         Plymouth MN  55441
                         Attention: CEO
                         Telephone:  (612) 551-2869
                         Facsimile:  (612) 559-5809

Any notice hereunder shall be effective upon receipt.

     (e) COUNTERPARTS AND FACSIMILE SIGNATURE. This Settlement Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures hereto shall be deemed to have the same force and effect as manual signatures.

     (f) ENTIRE TRANSACTION. This Agreement contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements, (except as to the Licenses executed concurrently herewith), understandings and undertakings, whether written or oral, among the parties on the subject matter hereof.

     (g) APPLICABLE LAW. This Settlement Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Colorado, excluding the United Nations Convention on Contracts for the International Sale of Goods.

     (h) OTHER RULES OF CONSTRUCTION. Words in the singular include the plural and in the plural include the singular. The section and other headings contained in this Settlement Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

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     (i)  PARTIAL INVALIDITY.  In the event that any provision of this
Settlement Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or of the Licenses.

     IN WITNESS HEREOF, each of the parties has caused this Settlement Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

Cobe Laboratories, Inc.                Avecor Cardiovascular, Inc.



/s/ Bruce R. Winsor                    /s/ Anthony Badolato
- ----------------------------           ----------------------------
By: Bruce R. Winsor                    By: Anthony Badolato
Title: Assistant Secretary             Title: Chief Executive Officer










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